                                                                   Exhibit 10.13


                                BIZNESSONLINE.COM
                 1999 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN
                      Non-qualified Stock Option Agreement


         This Agreement is by and between BiznessOnline.com, Inc. (the "Company") and _____________, (the "Optionee"), effective as of
_________________.

                              W I T N E S S E T H:

1. GRANT OF OPTION. Pursuant to the provisions of the BiznessOnline.com 1999 Non-Employee Director Stock Incentive Plan (the "Plan"), effective as of the date hereof, the Company hereby grants to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein, the right and option to purchase from the Company all or any part of an aggregate of _____ shares of the common stock ($.01 par value) of the Company ("Common Shares"), at the purchase price equal to ____ per share, being the fair market value of the Common Shares as of the date hereof, such option to be exercised as hereinafter provided. It is intended that the option evidenced hereby constitute a non-qualified stock option.

2. TERMS AND CONDITIONS. In addition to the terms and conditions contained in the Plan, it is understood and agreed that the option evidenced hereby is subject to the following additional terms and conditions:

         (a) EXPIRATION DATE. The option shall expire on the 8th anniversary of the date hereof.

         (b) PERIOD OF EXERCISE. Subject to the other terms of this Agreement regarding the exercisability of this option, this option shall become exercisable at the rate of ____ Common Shares per _______ over a period of _______ years from the date hereof commencing _________________ and continuing on the ________________ day of each ________ thereafter, such that the entire option shall be fully vested as of ___________________.

         (c) EXERCISE OF OPTION. This option shall be exercised by submitting a written notice to the Committee appointed pursuant to Section 2 of the Plan (the "Committee") signed by the Optionee and specifying the number of Common Shares as to which the option is being exercised. Such notice shall be accompanied by the payment of the full option price for such shares, or shall fix a date (not more than ten business days from the date of such notice) for the payment of the full option price of the shares being purchased. Payment shall be made (i) in cash (including personal check), (ii) by the delivery to the Company of Common Shares already owned by the Optionee (which shall be valued for this purpose at the fair market value on the date of transfer to the Company as determined by the Committee), (iii) at the discretion of the Committee, the delivery of a promissory note of the Optionee to the Company, payable upon such terms as are specified by the Committee, or (iv) any combination of the above. A certificate or certificates for the Common Shares of the Company purchased through the exercise of an option shall be issued in regular course after the exercise of the option and payment therefore.

         (d) EXERCISE OF OPTION FOLLOWING TERMINATION OF SERVICE. In the event of termination of a Optionee's continuous service as a director for any reason other than disability or death, such Optionee may, but only within three (3) months after the date of such termination (but in no event later than the expiration date of the term of such option as set forth SECTION 2(a)), exercise his or her option to the extent that the Optionee was entitled to exercise it at the date of such termination or to such other extent as may be determined by the Committee. If the Optionee should die within three (3) months after the date of such termination, the Optionee's estate or the person who acquired the right to exercise the option by bequest or inheritance may exercise the option to the extent that the Optionee was entitled to exercise it at the date of such termination within twelve (12) months of the Optionee's date of death, but in no event later than the expiration date set forth in SECTION 2(a).

         (e) DISABILITY OF OPTIONEE. In the event of termination of an Optionee's continuous service as a director as a result of disability, such Optionee may, within 12 months of the date of such termination (but in no event later than the expiration date of the term of such option as set forth in
SECTION 2(a)), exercise an option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee is not entitled to exercise the option at the date of termination, or if the Optionee does not exercise the option to the extent so entitled within the time specified herein, the option shall terminate. For purposes hereof, "disability" means that an Optionee is unable to serve as a director by reason of any medically determinable physical or mental impairment. An Optionee will not be considered to have incurred a disability unless he or she furnishes proof of such condition sufficient to satisfy the Committee in its sole discretion.

         (f) DEATH OF OPTIONEE. In the event of death of an Optionee, an option may be exercised at any time within 12 months following the date of death (but in no event later than the expiration date of the term of such option as set forth in SECTION 2(a), by the Optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise it at the date of death. If, at the time of death, the Optionee was not entitled to exercise the entire option, the shares covered by the unexercisable portion of the option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance does not exercise the option within the time specified herein, the option shall terminate.

         (g) NON-TRANSFERABILITY. Each option and all rights thereunder shall be exercisable during the Optionee's lifetime only by the Optionee and shall be non-assignable and non-transferable by the Optionee except, in the event of the Optionee's death, by will or by the laws of descent and distribution; provided, however, that such option may be gifted to a family member or a trust for the benefit of a family member. For purposes of this Section, "family member" means a spouse, parent, child, grandchild, step-child or step-grandchild. In the event the death of an Optionee occurs, the representative or representatives of his estate, or the person or persons who acquired (by bequest or inheritance) the rights to exercise his options may exercise such options in whole or in part prior to the expiration of the applicable exercise period, as specified in
SECTION 2(d) or 2(f) above.

         (h) CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding options shall not affect in any way the right or ability of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Shares or the rights hereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or substantially all of the outstanding stock of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

         If the Company shall effect a subdivision, consolidation or reclassification of shares or other capital readjustment or recapitalization, the payment of a stock dividend, or other increase or reduction of the number of shares of the voting shares outstanding, without receiving compensation therefor in money, services or property, then the number, class, and per share price of Common Shares shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an option, for the same aggregate cash consideration, the same total number and class of shares as he would have received as a result of the event requiring the adjustment.

         If the Company is merged into or consolidated with another corporation, regardless of whether or not the Company is the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets or substantially all of the stock of the Company while this option remains outstanding, unless the Board determines otherwise, all outstanding options shall expire as of the effective date of any such merger, consolidation, liquidation, sale, or other disposition, provided that (x) notice of such merger, consolidation, liquidation, sale or other disposition shall be given to such Optionee at least 30 days prior to the effective date of such merger, consolidation, liquidation, sale or other disposition and (y) an Optionee shall have the right to exercise an option to the extent that the same is then exercisable during the 30 day period preceding the effective date of such merger, consolidation, liquidation, sale or other disposition.

         Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares then subject to outstanding options.

         (i) MODIFICATION OR CANCELLATION OF OPTION. The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionee or Optionees, the modification of the terms of any option agreement (subject to the limitations hereof), including the acceleration of the exercisability of any option for any reason including a change in the control or ownership of the Company, or the cancellation of any or all outstanding options granted under this Plan. In substitution for canceled options, the Committee may grant new options (subject to the limitations hereof) covering the same or different numbers of Common Shares at an option price per share in all events not less than fair market value on the date of the new grant.

         (j) NO RIGHTS AS STOCKHOLDER. The Optionee shall have no rights as a stockholder with respect to any Common Shares subject to this option prior to the date of issuance to him of a certificate or certificates for such shares.

         (k) COMPLIANCE WITH LAW AND REGULATIONS. This option and the obligation of the Company to sell and deliver shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Shares prior to (i) the listing of such shares on any stock exchange on which the Common Shares may then be listed, and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, this option may not be exercised if its exercise, or the receipt of Common Shares pursuant thereto, would be contrary to applicable law.

3. OPTIONEE BOUND BY PLAN. The Optionee hereby agrees to be bound by all the terms and provisions of the Plan, a copy of which is available upon request to the Committee.

4. WITHHOLDING TAXES. Optionee acknowledges and agrees that the Company and its subsidiaries have the right to deduct from payments of any kind otherwise due to Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to the exercise of this option hereunder.

5. NOTICES. Any notice hereunder to the Company shall be addressed to it at its principal business office, 1720 Route 34, Wall, New Jersey 07719; Attention:
Board of Directors, and any notice hereunder to the Optionee shall be sent to the address reflected on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address.

6. DELAWARE LAW TO GOVERN. This Agreement shall be construed and administered in accordance with and governed by the laws of the State of Delaware.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Optionee has executed this Agreement as of the date above written.


                                        BiznessOnline.com, Inc.

                                        By:
                                        ----------------------------------------
                                          Title:  President


                                        ----------------------------------------
                                          [Optionee]